[On PlayNet Technologies, Inc. Letterhead]

                               FIRST AMENDMENT TO
                               ------------------
                                 PROMISSORY NOTE
                                 ---------------


$260,000                                                     New York, New York
                                                             January 1, 1997

PlayNet Technologies, Inc. (formerly Aristo International Corporation) (the "Maker") entered into a Promissory Note, dated December 29, 1995, a copy of which is attached hereto (the "Promissory Note"), evidencing its promise to pay to CASTELLON LIMITED (the "Holder"), in lawful money of the United States of America, the principal sum of Two Hundred Sixty Thousand and no/100 Dollars ($260,000) (the Principal Amount") on January 1, 1997 (the "Maturity Date") along with quarterly interest payments of $13,000 payable on April 1, 1996, July 1, 1996, October 1, 1996 and January 1, 1997. In addition, the Holder has the right to convert on or before January 1, 1997 (the "Conversion Date") all or a portion of the Principal Amount into shares of common stock of the Maker at a conversion price of $5.50 per share.

The Holder and Maker have agreed, and, by the execution and delivery of this First Amendment to Promissory Note, do hereby evidence their agreement to extend the Maturity Date and the Conversion Date to January 31, 1997.

The Holder and the Maker hereby ratify and confirm all other terms and conditions of the Promissory Note not specifically amended or modified by this First Amendment, all of which are incorporated herein by this reference.

IN WITNESS WHEREOF, the Holder and Maker have caused this First Amendment to be executed by its duly authorized representatives as of the day and year first above written.

CASTELLON LIMITED                           PLAYNET TECHNOLOGIES, INC.



By: ________________________                By: _________________________
     Joseph Ettinger                             Shmuel Cohen
     resident                                    President &
                                                 Chief Executive Officer